Exhibit 5.1

787 Seventh Avenue New York, NY 10019-6099 Tel: 212 728 8000 Fax: 212 728 8111

June 29, 2020

AdaptHealth Corp.

220 West Germantown Pike, Suite 250

Plymouth Meeting, PA 19462

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to AdaptHealth Corp., a Delaware corporation (the “Company”), in connection with the preparation of a registration statement on Form S-1 (the “Registration Statement”) filed with the Securities and Exchange Commission on June 29, 2020 under the Securities Act of 1933, as amended (the “Act”), relating to the offer and sale (the “Offering”) by the Company of an aggregate of up to 7,475,000 shares (together with any additional shares that may be sold by the Company in the Offering pursuant to Rule 462(b) under the Act, the “Shares”) of Class A Common Stock of the Company, par value $0.0001 per share (“Common Stock”). The number of Shares to be sold by the Company includes up to 975,000 shares of Common Stock subject to the exercise of the underwriters’ option.

In connection with this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Second Amended and Restated Certificate of Incorporation of the Company, as amended through the date hereof and as currently in effect, the Amended and Restated By Laws of the Company, as amended through the date hereof and as currently in effect, the Registration Statement, the prospectus included in the Registration Statement (the “Prospectus”), relevant resolutions adopted by the Company’s Board of Directors (the “Board”), and such other instruments, documents, corporate records and certificates of public officials and certificates of officers of the Company as to factual matters as we have deemed relevant and necessary as a basis for the opinions and statements hereinafter set forth.

New York    Washington    Houston    Palo Alto    San francisco    Chicago    Paris    London    Frankfurt    Brussels    Milan    Rome

AdaptHealth Corp.
June 29, 2020

As to factual matters, we have relied upon certificates of public officials, certificates and statements of officers of the Company and such other documents as we have deemed necessary or appropriate to enable us to render the opinions and statements expressed below, and we have not undertaken any independent investigation to determine the existence or absence of such factual matters. We have assumed the accuracy of all documents and information furnished to us, the genuineness of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as certified, conformed or photostatic copies, as well as the genuineness of all signatures on all such documents and the legal capacity of all natural persons in each case. We have further assumed that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective pursuant to the Act and will not have been terminated or rescinded, and that the Executive Committee of the Board will have taken action necessary to approve the sale price of the Shares.

Based on the foregoing, and subject to the qualifications and assumptions set forth herein, we are of the opinion that the Shares to be issued and sold by the Company have been duly authorized and, when issued, sold and paid for in accordance with the terms of the form of underwriting agreement filed as an exhibit to the Registration Statement, will be validly issued, fully paid and non-assessable.

This opinion is limited to the General Corporation Law of the State of Delaware. Without limitation, we express no opinion with respect to the federal laws of the United States of America or the “blue sky” securities laws of any state.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, including any registration statement filed pursuant to Rule 462(b) with respect to the Shares, and to the reference to us under the heading “Legal Matters” in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Willkie Farr & Gallagher LLP